LEASE AMENDMENT

THIS LEASE AMENDMENT (this “Amendment”) is dated as of December 28, 2018 (the “Effective Date”), and is by and between EMBASSY  BANK FOR THE LEHIGH VALLEY (“Lessee”) and PIERPONT SLATER PROPERTIES (“Lessor”).

WHEREAS, Lessor and Lessee previously executed a Lease Agreement dated June 17, 2008 in connection with the property located at Route 378 & Colesville Road, Lower Saucon Township (the “Lease”) (terms not otherwise defined herein shall have the meaning(s) set forth in the Lease);

WHEREAS, the parties desire to amend such Lease Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1. Rent Escalator.    The minimum annual rent increase during the Term and any Renewal Term shall be one and one-half percent (1.5%), reduced from the original 2.75%.  The first application of such reduced escalator shall be the next regularly scheduled annual turnover, or September 1, 2019.

2.  Ratification.  Except as provided herein, all terms and provisions of the Lease are incorporated herein by reference, and are hereby ratified and confirmed.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Amendment as of the day and year first above written.

ATTEST/WITNESS:	EMBASSY BANK FOR THE
LEHIGH VALLEY

/s/ Laura Suplee	By:	/s/ Judith A. Hunsicker

PIERPONT SLATER PROPERTIES

/s/ Jill Kilian	By:	/s/ Andrew F. S. Warner